Exhibit 99.1

AMERICAN APPAREL REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS

▪	Net sales of $134.5 million, a decrease of 10.5% from the third quarter of 2009

▪	Loss from operations of $8.0 million compared to income from operations of $11.2 million for the third quarter of 2009

▪	Loss per diluted share of $0.13 vs. earnings per diluted share of $0.05 in the third quarter of 2009

LOS ANGELES, November 9, 2010 – American Apparel, Inc. (NYSE Amex: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, today announced its financial results for the third quarter of 2010 and for the nine months ended September 30, 2010, and provided an update on its strategic plan.

Strategic Update

Dov Charney, Chairman, CEO and founder of American Apparel stated: “We are excited to be working with Lion Capital to develop a strategic plan consistent with our capital structure. We recently announced the hiring of Tom Casey as Acting President and we are in the process of hiring several additional new executives. The American Apparel brand remains strong and many of our customers appreciate that our high quality, fashionable basics are made in America. I have seen reinvigorated interest in our brand and our customers are recognizing us for our new products. We plan to continue driving sales of our basics as we align product design and development with more efficient manufacturing.”

Tom Casey, Acting President, added: “We expect to improve financial results by supporting the brand with a customer-focused supply chain, leveraging our speed to market capability with lower distribution costs. We are optimizing our retail store base through investments in technology and improved allocation while lowering our lease costs.”

Third Quarter 2010 Financial Results

Net sales for the third quarter of 2010 were $134.5 million, a decline of 10.5% compared to net sales of $150.3 million for the third quarter of 2009. Comparable store sales for stores open at least 12 months declined 16% on a constant currency basis. American Apparel ended the third quarter of 2010 with 278 retail stores, having opened one retail store and closed three during the quarter, as compared to 276 retail stores at the end of the third quarter of 2009.

Gross margin for the third quarter of 2010 was 52.2%, down from 58.1% for the prior year third quarter. Gross margin was negatively impacted by an increase in production costs caused by lower labor efficiency and a continued shift in production mix towards more complex retail styles. The decrease was also due to a shift in sales mix from retail to wholesale sales, which generate a lower gross margin.

Selling, general and administrative expenses increased to $77.7 million in the third quarter of 2010, or 57.7% of net sales, compared to $74.9 million in the third quarter of 2009, or 49.8% of net sales. The increase was primarily related to increases in salaries, wages and benefits expense.

Loss from operations for the third quarter of 2010 was $8.0 million, as compared to income from operations of $11.2 million in the third quarter of 2009.

Net loss for the third quarter was $9.5 million, or ($0.13) per diluted share. The loss included a foreign currency transaction gain of $3.3 million. Net income for the third quarter of 2009 was $4.2 million, or $0.05 per diluted share.

Total debt increased by $13.3 million, to $133.6 million at September 30, 2010, from $120.3 million at June 30, 2010. As of September 30, 2010, the Company had approximately $9.6 million and $3.7 million of availability under its U.S. and Canadian revolving credit facilities, respectively. Inventory was $166.5 million at September 30, 2010, an increase from $153.0 million at June 30, 2010. For the quarter ended September 30, 2010, capital expenditures were $4.1 million.

Additional details regarding the Company’s third quarter 2010 financial results can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, to be filed today with the SEC.

Dov Charney commented: “The third quarter of 2010 was the first summer with a re-trained manufacturing workforce. We believe that moving forward our manufacturing efficiency will improve. This year, because we were late to build production capacity while we were simultaneously broadening our product assortment, many deliveries were late to our retail stores. Management focus has now shifted from building production capacity to driving sales in our stores, as consumers take interest in our renewed product line.”

Annual Meeting of Stockholders

The 2010 Annual Meeting of Stockholders of American Apparel, Inc. will be held at the Company's headquarters located at 747 Warehouse Street, Los Angeles, California 90021, on Friday, December 10, 2010, at 2:00 p.m., Pacific Time. Proxy materials are available for review at http://www.cstproxy.com/americanapparel/2010.

Please refer to the tables attached to this press release:

▪
Table A presents a calculation and reconciliation of consolidated net (loss) income to unaudited Adjusted EBITDA for American Apparel, Inc. and Subsidiaries for the three months ended September 30, 2010 and 2009 and for the nine months ended September 30, 2010 and 2009.

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of September 30, 2010, American Apparel employed over 10,000 people and operated 278 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, the Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://www.americanapparel.com.

Safe Harbor Statement

This press release may contain forward-looking statements which are based upon the current beliefs and expectations of our management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: changes in the level of consumer spending or preferences or demand for our products; increasing competition; our ability to hire and retain key personnel and our relationship with our employees; suitable store locations and our ability to attract customers to our stores; effectively carrying out and managing our growth strategy; failure to maintain the value and image of our brand and protect our intellectual property rights; declines in comparable store sales; seasonality; consequences of our significant indebtedness, including our relationships with our lenders and our ability to comply with our debt agreements, generate cash flow to service our debt; our ability to obtain amendments or waivers to our credit facilities prior to expected covenant defaults; our ability to extend, renew or refinance our existing debt; the completion of the review of previously issued financial statements, including any restatement, if applicable; the outcome of pending investigations and litigation; our ability to develop and implement plans to improve our operations and financial position; costs of materials and labor; our ability to improve manufacturing efficiency at our production facilities; location of our facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation; compliance with or changes in laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business; our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; general economic and industry conditions, including worsening U.S. and foreign economic conditions and turmoil in the financial markets; and other risks detailed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, and Form 10-K/A for the year ended December 31, 2009, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010. Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
Anne Rakunas / Joseph Teklits
ICR, Inc.
(203) 682-8200

Adrian Kowalewski
Chief Financial Officer
American Apparel
(213) 488-0226

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net sales	$134,473	$150,318	$389,020	$400,663
Cost of goods sold	64,288	63,033	189,210	167,768

Gross profit	70,185	87,285	199,810	232,895

Selling expenses	55,177	51,559	159,134	147,016
General and administrative expenses	22,481	23,343	72,670	69,078
Retail store impairment charges	576	1,169	6,173	1,845

(Loss) income from operations	(8,049)	11,214	(38,167)	14,956

Interest expense	6,363	5,371	17,091	18,184
Foreign currency transaction gain	(3,304)	(1,844)	(620)	(2,684)
Unrealized (gain) loss on change in fair value of warrants	(410)	—	624	—
Other (income) expense	(35)	195	(236)	(291)

(Loss) income before income taxes	(10,663)	7,492	(55,026)	(253)

Income tax provision	(1,172)	3,332	11,986	1,684

Net (loss) income	$(9,491)	$4,160	$(67,012)	$(1,937)

Basic (loss) earnings per share	$(0.13)	$0.06	$(0.94)	$(0.03)
Diluted (loss) earnings per share	$(0.13)	$0.05	$(0.94)	$(0.03)

Weighted average basic common shares outstanding	71,447	71,034	71,388	71,024
Weighted average diluted common shares outstanding	71,447	78,465	71,388	71,024

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	September 30, 2010	December 31, 2009
	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$8,451	$9,046
Trade accounts receivable, net of allowances of $2,251 and $1,763 at September 30, 2010 and December 31, 2009, respectively	18,815	16,907
Prepaid expenses and other current assets	7,867	9,994
Inventories, net	166,535	141,235
Income taxes receivable and prepaid income taxes	5,245	4,494
Deferred income taxes	156	4,627

Total current assets	207,069	186,303

PROPERTY AND EQUIPMENT, net	89,188	103,310
DEFERRED INCOME TAXES	224	12,033
OTHER ASSETS, net	26,208	25,933

TOTAL ASSETS	$322,689	$327,579

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Cash overdraft	$1,467	$3,741
Revolving credit facilities and current portion of long-term debt, net of unamortized discount of $17,183 at September 30, 2010	125,850	6,346
Accounts payable	31,734	19,705
Accrued expenses and other current liabilities	33,284	30,573
Income taxes payable	150	2,608
Current portion of capital lease obligations	750	1,907

Total current liabilities	193,235	64,880

LONG-TERM DEBT, net of unamortized discount of $20,537 at December 31, 2009	386	65,997
SUBORDINATED NOTES PAYABLE TO RELATED PARTY	4,530	4,355
CAPITAL LEASE OBLIGATIONS, net of current portion	630	1,020
DEFERRED RENT	24,432	22,052
OTHER LONG TERM LIABILITIES	8,042	11,934

TOTAL LIABILITIES	231,255	170,238

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value per share, authorized 1,000 shares; none issued	—	—
Common stock, $0.0001 par value per share, authorized 120,000 shares; 72,881 shares issued and 71,447 shares outstanding at September 30, 2010 and 72,467 shares issued and 71,033 shares outstanding at December 31, 2009	7	7
Additional paid-in capital	151,675	150,449
Accumulated other comprehensive loss	(2,204)	(2,083)
(Accumulated deficit) retained earnings	(48,000)	19,012
Less: Treasury stock, 1,434 shares at cost	(10,044)	(10,044)

TOTAL STOCKHOLDERS’ EQUITY	91,434	157,341

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$322,689	$327,579

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Amounts in thousands)
(unaudited)
The following table presents key financial information for American Apparel’s business segments before unallocated corporate expenses:

	Three Months Ended September 30, 2010
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Wholesale net sales	$33,608	$—	$3,121	$2,482	$39,211
Retail net sales	—	43,700	12,867	29,989	86,556
Online consumer net sales	4,943	—	394	3,369	8,706
Total net sales to external customers	38,551	43,700	16,382	35,840	134,473
Gross profit	7,652	28,223	11,617	22,693	70,185
Income (loss) from operations	2,365	(5,975)	2,189	1,235	(186)
Depreciation and amortization	2,349	2,521	501	1,333	6,704
Capital expenditures	1,064	2,076	378	540	4,058
Retail store impairment charges	—	180	274	122	576

	Three Months Ended September 30, 2009
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Wholesale net sales	$34,298	$—	$2,973	$2,907	$40,178
Retail net sales	—	50,546	15,418	35,083	101,047
Online consumer net sales	5,789	—	351	2,953	9,093
Total net sales to external customers	40,087	50,546	18,742	40,943	150,318
Gross profit	10,058	36,364	12,517	28,346	87,285
Income from operations	5,559	6,167	4,554	4,060	20,340
Depreciation and amortization	2,324	2,591	599	1,896	7,410
Capital expenditures	737	1,182	441	1,197	3,557
Retail store impairment charges	—	96	—	1,073	1,169

	Nine Months Ended September 30, 2010
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Wholesale net sales	$97,415	$—	$8,976	$8,570	$114,961
Retail net sales	—	127,334	36,648	85,508	249,490
Online consumer net sales	14,024	—	1,234	9,311	24,569
Total net sales to external customers	111,439	127,334	46,858	103,389	389,020
Gross profit	20,064	85,195	30,651	63,900	199,810
Income (loss) from operations	2,421	(13,792)	3,108	(3,158)	(11,421)
Depreciation and amortization	6,969	7,789	1,664	4,696	21,118
Capital expenditures	3,896	4,972	1,076	1,372	11,316
Retail store impairment charges	—	2,841	750	2,582	6,173

	Nine Months Ended September 30, 2009
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Wholesale net sales	$86,045	$—	$8,415	$9,089	$103,549
Retail net sales	—	134,901	38,643	97,649	271,193
Online consumer net sales	15,657	—	1,078	9,186	25,921
Total net sales to external customers	101,702	134,901	48,136	115,924	400,663
Gross profit	25,878	98,673	29,785	78,559	232,895
Income from operations	10,341	11,320	9,520	13,029	44,210
Depreciation and amortization	6,664	8,706	529	5,109	21,008
Capital expenditures	4,290	8,794	786	3,234	17,104
Retail store impairment charges	—	472	—	1,373	1,845

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Reconciliation to income before income taxes
Consolidated (loss) income from operations of reportable segments	$(186)	$20,340	$(11,421)	$44,210
Corporate expenses	(7,863)	(9,126)	(26,746)	(29,254)
Interest expense	(6,363)	(5,371)	(17,091)	(18,184)
Foreign currency transaction gain	3,304	1,844	620	2,684
Unrealized gain (loss) on change in fair value of warrants	410	—	(624)	—
Other income (expense)	35	(195)	236	291

Consolidated (loss) income before income taxes	$(10,663)	$7,492	$(55,026)	$(253)

Table A
American Apparel, Inc. and Subsidiaries
Calculation and Reconciliation of Adjusted EBITDA
(Amounts in thousands)
(unaudited)

In addition to its GAAP results, American Apparel considers non-GAAP measures of its performance. Adjusted EBITDA, as defined below, is an important supplemental financial measure of American Apparel’s performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA represents net income before income taxes, interest and other expense (income), depreciation and amortization, change in fair value of warrants, foreign currency transaction (gain) loss, retail store impairment charges and merger related stock based compensation. American Apparel’s management uses Adjusted EBITDA as a financial measure to assess the ability of its assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements, pay taxes, and otherwise meet its obligations as they become due. American Apparel’s management believes that the presentation of Adjusted EBITDA provides useful information regarding American Apparel’s results of operations because they assist in analyzing and benchmarking the performance and value of American Apparel’s business. American Apparel believes that Adjusted EBITDA is useful to stockholders as a measure of comparative operating performance, as it is less susceptible to variances in actual performance resulting from depreciation and amortization and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

Adjusted EBITDA also is used by American Apparel’s management for multiple purposes, including:

•	to calculate and support various coverage ratios with American Apparel’s lenders

•	to allow lenders to calculate total proceeds they are willing to loan to American Apparel based on its relative strength compared to its competitors

•
to more accurately compare American Apparel’s operating performance from period to period and company to company by eliminating differences caused by variations in capital structures (which affect relative interest expense), tax positions and amortization of intangibles.

In addition, Adjusted EBITDA is an important valuation tool used by potential investors when assessing the relative performance of American Apparel in comparison to other companies in the same industry. Although American Apparel uses Adjusted EBITDA as a financial measure to assess the performance of its business, there are material limitations to using a measure such as Adjusted EBITDA, including the difficulty associated with using it as the sole measure to compare the results of one company to another and the inability to analyze significant items that directly affect a company’s net income (loss) or operating income because it does not include certain material costs, such as interest and taxes, necessary to operate its business. In addition, American Apparel’s calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measures that are computed in accordance with GAAP. American Apparel’s management compensates for these limitations in considering Adjusted EBITDA in conjunction with its analysis of other GAAP financial measures, such as net income. Adjusted EBITDA, as calculated, may not be directly comparable to similarly titled or comparable measures in our debt agreements, as amended from time to time.

Table A (continued)
American Apparel, Inc. and Subsidiaries
Calculation and Reconciliation of Adjusted EBITDA
(Amounts in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Reconciliation of Adjusted EBITDA
Net (loss) income	$(9,491)	$4,160	$(67,012)	$(1,937)
Income tax (benefit) provision	(1,172)	3,332	11,986	1,684
Interest expense	6,363	5,371	17,091	18,184
Depreciation and amortization	6,704	7,410	21,118	21,008
Unrealized (gain) loss on change in fair value of warrants	(410)	—	624	—
Foreign currency transaction (gain) loss	(3,304)	(1,844)	(620)	(2,684)
Other (income) expense	(35)	195	(236)	(291)
Retail store impairment charges	576	1,169	6,173	1,845
Merger related stock based compensation expense	—	—	1,605	—

Adjusted EBITDA	$(769)	$19,793	$(9,271)	$37,809